                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MATRIA HEALTHCARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            MATRIA HEALTHCARE, INC.
                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

     NOTICE IS HEREBY GIVEN THAT the 1998 Annual Meeting of Stockholders of Matria Healthcare, Inc. (the "Company"), will be held on Tuesday, May 12, 1998, at 10:30 a.m. local time at 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, for the following purposes:

          (1) To elect three Class III directors of the Company for a three year term expiring at the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

          (2) To amend the Company's Bylaws to allow for a change in the composition of the Board of Directors and the committees thereof;

          (3) To amend the Company's 1996 Directors' Non-Qualified Stock Option Plan to increase the automatic annual grant of options to non-employee directors from 5,000 shares to 10,000 shares each; and

          (4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or any adjournment or postponement thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

     I look forward to welcoming you at the meeting.

                                          Very truly yours,

                                          /s/ Roberta L. McCaw
                                          Roberta L. McCaw
                                          Assistant Secretary

Marietta, Georgia
April 8, 1998

                            MATRIA HEALTHCARE, INC.
                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

                              GENERAL INFORMATION

     This proxy statement and the accompanying proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Matria Healthcare, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 12, 1998 at 10:30 a.m. local time at 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, and at any adjournment or postponement thereof.

     At the Annual Meeting, stockholders will consider and vote upon a proposal to elect three Class III directors, a proposal to amend the Company's Bylaws, a proposal to amend the Company's 1996 Directors' Non-Qualified Stock Option Plan and upon such other matters as properly may come before the Annual Meeting. The Board unanimously urges stockholders to vote FOR the re-election of the Class III directors, FOR the proposed amendment to the Bylaws and FOR the proposed amendment to the 1996 Directors' Non-Qualified Stock Option Plan.

     It is anticipated that this proxy statement, accompanying proxy and the 1997 Annual Report to Stockholders will first be mailed to the Company's stockholders on or about April 8, 1998.

RECORD DATE

     The Board of Directors has fixed the close of business on March 27, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, 36,855,091 shares of Common Stock were issued and outstanding.

PROXIES

     When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Annual Meeting and does not return the signed proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR the election of the three Class III directors named herein, FOR the proposed amendment to the Bylaws and FOR the proposed amendment to the 1996 Directors' Non-Qualified Stock Option Plan. As of the date of this proxy statement, the Board of Directors does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Assistant Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the Assistant Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Assistant Secretary, or hand delivered to the Assistant Secretary of the Company at or before the taking of the vote at the Annual Meeting.

     The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, D. F. King & Co., Inc. ("D.F. King") will assist in the solicitation of proxies by the Company for a fee of $5,000, plus reimbursement of reasonable out-of-pocket expenses.

QUORUM

     The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Annual Meeting.

VOTE REQUIRED

     The Company's stockholders are entitled to one vote at the Annual Meeting for each share of Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required to elect the Class III directors and to approve the amendment to the 1996 Directors' Non-Qualified Stock Option Plan. Votes may be cast for or withheld from each nominee for Class III director and stockholders may vote for, against or abstain from approval of the amendment to the 1996 Directors' Non-Qualified Stock Option Plan. Under applicable Delaware law, broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will have no effect on the vote for the proposed amendment to the 1996 Directors' Non-Qualified Stock Option Plan and abstentions will have the effect of "no" votes.

     Under the Company's Restated Certificate of Incorporation, during the three-year period beginning March 8, 1996 (the date of the merger among Healthdyne, Inc., Tokos Medical Corporation (Delaware) and the Company), the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock is required to amend the provisions of the Company's Bylaws that govern the composition of the Board of Directors. Abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining a quorum and will have the effect of votes against the proposed amendment to the Company's Bylaws.

                            1. ELECTION OF DIRECTORS

BACKGROUND

     The Company was formed for the purpose of participating in the merger (the "Merger") of Healthdyne, Inc., a Georgia corporation ("Healthdyne"), and Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), with and into the Company.

     Upon consummation of the Merger, which was effected on March 8, 1996 (the "Merger Date"), the Company's Board of Directors consisted of ten members divided into three classes. Pursuant to the Agreement and Plan of Merger dated as of October 2, 1995, as amended (the "Merger Agreement"), Carl E. Sanders and Craig T. Davenport were elected as directors of the Company for terms expiring at the 1996 Annual Meeting of Stockholders (Class I directors); Jackie M. Ward, Frederick P. Zuspan, M.D., Thomas W. Erickson and David L. Goldsmith were elected as directors for terms expiring at the 1997 Annual Meeting of Stockholders (Class II directors); and Parker H. Petit, Robert F. Byrnes, Morris
S. Weeden and Gene P. Guselli were elected as directors of the Company for terms expiring at the 1998 Annual Meeting of Stockholders (Class III directors).

     Robert F. Byrnes, the President and Chief Executive Officer of Tokos, served as the President and Chief Executive Officer of the Company until December 31, 1996, when his employment agreement expired. On September 30, 1997, the Board of Directors approved a settlement with Mr. Byrnes of certain matters relating to the termination of his employment, including severance payments. At this same meeting the Board of Directors voted unanimously to reduce the size of the Board from ten to five members. Messrs. Byrnes, Goldsmith, Davenport, Erickson and Busch resigned from the Board without protest in order to accommodate these changes. The five resigning directors were all former Tokos directors or persons selected by former Tokos directors to fill vacancies created by previous resignations.

     At a meeting held on October 20, 1997, the Board of Directors elected Donald R. Millard as President and Chief Executive Officer of the Company. Mr. Millard replaced a three-person "Office of the President" composed of Messrs. Parker H. Petit, Robert F. Byrnes and Donald R. Millard, which had performed the duties of President of the Company since the non-renewal of the employment agreement of Mr. Byrnes. Frank D. Powers, the Executive Vice President of the Company, was elected Chief Operating Officer. In recognition of the importance of the new positions held by Messrs. Millard and Powers, their salaries were increased and they were granted additional stock options. In addition, the size of the Board was increased to seven members and Messrs. Millard and Powers were elected as Class I and Class III directors, respectively.

     The Company's Bylaws currently contain certain provisions relative to the appointment or election of an equal number of directors by each of Healthdyne and Tokos, as set forth in greater detail at Item 2 herein. In light of the above changes in the composition of the Board of Directors, the Company is recommending that the stockholders approve the amendment to the Bylaws (see Item 2 herein) to, among other things, eliminate all references to or requirements for certain directors designated by Healthdyne or Tokos.

     The following biographical information is furnished with respect to each of the three nominees for election as Class III directors at the Annual Meeting and for each of the other four directors whose terms will continue after the 1998 Annual Meeting.

                CLASS III NOMINEES FOR THE TERM EXPIRING IN 2001

     PARKER H. PETIT, age 58, has served as Chairman of the Board of the Company since the Merger Date. In addition, he served as a member of the three-person Office of the President during the period in 1997 preceding the election of Donald R. Millard as President and Chief Executive Officer of the Company. Mr. Petit was the founder of Healthdyne and served as its Chairman of the Board of Directors and Chief Executive Officer from 1970 until the Merger. Mr. Petit is also Chairman of the Board of Directors of Healthdyne Information Enterprises, Inc. and a director of Respironics, Inc., ASA Holdings, Inc. and Intelligent Systems, Inc.

     FRANK D. POWERS, age 49, has been an Executive Vice President of the Company since the Merger Date and also has served as a member of the Board and as Chief Operating Officer since October 20, 1997. Prior thereto, he served as President of Healthdyne Maternity Management, a subsidiary of Healthdyne, from October 1989 until March 1996, and as President of Healthdyne's Home Care Group from November 1986 to October 1989. In addition, he was President of Healthdyne's Home Care Products Division from September 1984 to November 1986.

     MORRIS S. WEEDEN, age 78, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1987 until the Merger. Mr. Weeden, who is retired, was Vice Chairman -- Board of Directors of Morton Thiokol Inc., a salt, chemical, household and aerospace products manufacturer, from March 1980 to December 1984. Prior thereto, Mr. Weeden was Executive Vice President of Morton Norwich Products, Inc. in charge of pharmaceutical operations, President of Morton International, a pharmaceutical division of Morton Norwich Products, Inc., and President of Bristol Laboratories, a pharmaceutical division of Bristol Myers Corp.

               CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 1999

     DONALD R. MILLARD, age 50, has served as a member of the Board and as President, Chief Executive Officer and Chief Financial Officer since October 20, 1997, and prior thereto served as Senior Vice President -- Finance, Chief Financial Officer and Treasurer of the Company since the Merger Date. Mr. Millard served as Vice President-Finance and Chief Financial Officer of Healthdyne from July 1987 to March 1996 and, in addition, was Treasurer of Healthdyne from March 1990 to March 1996. Mr. Millard is also a director of Coast Dental Services, Inc. and Endeavor Technologies, Inc.

     CARL E. SANDERS, age 72, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1986 until the Merger. Mr. Sanders, a former governor of the State of Georgia, is Chairman of Troutman Sanders LLP, an Atlanta based law firm which provides legal services to the Company. Mr. Sanders is also a director of Carmike Cinemas, Inc., Metromedia International Group, Inc., Norrell Corporation and Healthdyne Information Enterprises, Inc.

               CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2000

     JACKIE M. WARD, age 59, has served as a director of the Company since the Merger Date. Ms. Ward is President and Chief Executive Officer of Computer Generation Incorporated, a privately-held, Atlanta based corporation engaged in designing and producing "turnkey" computer hardware and software systems for telecommunications and other specialized applications, which she founded in 1968. Ms. Ward is also a former Chairperson of the Board of Regents of the University System of Georgia and former Chairman of the Metro Atlanta Chamber of Commerce, as well as a director of SCI Systems, Inc., Trigon Blue Cross Blue Shield and NationsBank, N.A. and a member of several other civic and government organizations.

     FREDERICK P. ZUSPAN, M.D., age 76, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1993 until the Merger. Dr. Zuspan, who has been a physician since 1951, has been Professor and Chairman Emeritus, Department of Obstetrics and Gynecology at the Ohio State University College of Medicine since July 1991 and Editor-in-Chief of the American Journal of Obstetrics and Gynecology since 1991. Dr. Zuspan was previously Professor of the Ohio State University College of Medicine from 1987 to 1991 and Professor and Chairman of the Department of Obstetrics and Gynecology at the Ohio State University College of Medicine from 1975 to 1987, at the University of Chicago, Pritzker School of Medicine from 1966 to 1975, and at the Medical College of Georgia from 1960 to 1966.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as to the beneficial ownership of shares of the Company's Common Stock as of March 11, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares, (ii) each director of the Company, (iii) each Named Executive Officer (as hereinafter defined) and (iv) all executive officers and directors as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL            PERCENT
NAME OF BENEFICIAL OWNER                                             OWNERSHIP(1)          OF CLASS(2)
------------------------                                      --------------------------   -----------
Parker H. Petit(3)..........................................            655,457                    1.8%
Donald R. Millard(4)........................................            181,795                     --
Frank D. Powers(5)..........................................            164,021                     --
J. Brent Burkey(6)..........................................            147,693                     --
Thornton A. Kuntz, Jr.(7)...................................             39,461                     --
Yvonne V. Scoggins(8).......................................             25,415                     --
Carl E. Sanders(9)..........................................             69,501                     --
Jackie M. Ward(10)..........................................             10,005                     --
Morris S. Weeden(11)........................................             30,001                     --
Frederick P. Zuspan(12).....................................             20,001                     --
All executive officers and directors as a group (11
  persons)..................................................          1,350,693                    3.7%

---------------

  -- Less than 1%
 (1) Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person's spouse, children or relatives living in the same house. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.
 (2) Based on 36,416,199 shares of Common Stock outstanding on March 11, 1998. With respect to each person in the table, assumes that such person has exercised all options, warrants and other rights to purchase Common Stock which he or she beneficially owns and which are exercisable within 60 days and that no other person has exercised any such rights.
 (3) Represents 581,290 shares owned by Mr. Petit, 52,500 shares held by Petit Investments Limited Partnership, 10,000 shares held by Petit Grantor Trust and 11,667 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (4) Represents 40,255 shares owned by Mr. Millard, 139,500 shares which are subject to purchase upon exercise of options exercisable within 60 days, and 2,040 shares issuable upon conversion of 8% Convertible Subordinated Debentures owned by Mr. Millard.
 (5) Represents 21,436 shares owned by Mr. Powers and 142,585 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (6) Represents 104,693 shares owned by Mr. Burkey and 43,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (7) Represents 834 shares owned by Mr. Kuntz and 38,627 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (8) Represents 9,895 shares owned by Ms. Scoggins and 15,520 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (9) Represents 54,500 shares owned by Mr. Sanders and 15,001 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(10) Represents 4 shares issuable upon conversion of 8% Convertible Subordinated Debentures owned by Ms. Ward and 10,001 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(11) Represents 15,000 shares owned by Mr. Weeden and 15,001 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(12) Represents 10,000 shares owned by Dr. Zuspan and 10,001 shares which are subject to purchase upon exercise of options exercisable within 60 days.

BOARD COMMITTEES AND ATTENDANCE

     In addition to an Executive Committee and other single purpose committees established from time to time to assist the Board of Directors with particular tasks, the Company's Board of Directors has the following standing committees: a Compensation and Stock Option Committee (the "Compensation Committee"), an Audit Committee and a Nominating Committee.

     The Compensation Committee is composed of Morris S. Weeden and Frederick P. Zuspan, M.D. In addition, Parker H. Petit is an ex-officio, non-voting member of the Compensation Committee. The Compensation Committee is responsible for the recommendation and approval of salaries of executive officers and the review and approval of incentive plans, including stock options and related programs. The Compensation Committee held two meetings during the year ended December 31, 1997.

     The Audit Committee is composed of Jackie M. Ward and Morris S. Weeden. The Audit Committee reviews the scope of the audit of the Company's consolidated financial statements by independent public accountants and their report on such audit, evaluates audit performance and reports on such matters to the Board of Directors. The Audit Committee held two meetings during the year ended December 31, 1997.

     The Nominating Committee is composed of Parker H. Petit and Frederick P. Zuspan, M.D. The Nominating Committee shall to the extent not inconsistent with the Bylaws of the Company identify, screen and recommend candidates for appointment to the Board of Directors for consideration by the full Board of Directors of the Company and by the stockholders of the Company. The Nominating Committee held one meeting during the year ended December 31, 1997.

     During the year ended December 31, 1997, the Board of Directors held six meetings. Each of the Directors standing for re-election attended more than 75% of the total number of Board meetings and meetings of committees of which he or she was a member during 1997.

EXECUTIVE COMPENSATION

     The following table sets forth compensation paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") for their services in all capacities to the Company and its subsidiaries from March 8, 1996 (the effective date of the Merger) to December 31, 1996 and for the full fiscal year ended December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                 ANNUAL COMPENSATION        AWARDS
                                               -----------------------   ------------       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR   SALARY($)(1)   BONUS($)    OPTIONS(#)    COMPENSATION($)(2)
---------------------------             ----   ------------   --------   ------------   ------------------
Donald R. Millard.....................  1997     246,302      243,452      180,000           118,061
  President and Chief Executive         1996     174,519       40,000       30,000               990
  Officer
Frank D. Powers.......................  1997     254,143      223,819      200,000           119,855
  Executive Vice President and Chief    1996     185,673            0       40,000               663
  Operating Officer
J. Brent Burkey(3)....................  1997     246,353      196,332       23,000           136,883
  Former Senior Vice President,         1996     174,519            0       30,000             1,417
  General Counsel and Secretary
Thornton A. Kuntz, Jr.................  1997     154,719       95,873       17,250               270
  Vice President -- Administration      1996     141,982            0       15,000               194
Yvonne V. Scoggins....................  1997     148,713       81,195       14,375               648
  Vice President, Chief Accounting      1996     135,099       14,000       12,500               457
  Officer and Treasurer

---------------

(1) For 1997, includes the Company's matching contributions to the Named Executive Officers under the Company's tax-qualified 401(k) Profit Sharing Plan during 1997 of $4,000 each to Mr. Millard, Mr. Powers, Mr. Burkey and Ms. Scoggins, and $3,773 to Mr. Kuntz.
(2) For 1996, represents the value of (i) group term life insurance and (ii) officer term life insurance. Details of amounts reported in "All Other Compensation" column for 1997 are provided in the table below. Effective January 1, 1997, Messrs. Millard, Powers and Burkey each agreed to forego vested benefits under the Company's non-qualified retirement plan in exchange for entering into this split-dollar arrangement with the Company. See "Pension Plan." Split dollar insurance represents the present value of the earnings projected to accrue for the employee's benefit on the current year's insurance premium paid by the Company plus the portion of the premium paid allocable to the term life insurance provided under the policy.

    ITEM                                   MR. MILLARD   MR. POWERS   MR. BURKEY   MR. KUNTZ   MS. SCOGGINS
    ----                                   -----------   ----------   ----------   ---------   ------------
    Officer Term Life Insurance..........   $  1,340      $    426     $  1,428      $270          $648
    Split Dollar Insurance Premium
      Value..............................    116,721       119,429      135,455       -0-           -0-
                                            --------      --------     --------      ----          ----
    Total All Other Compensation.........    118,061       119,855      136,883       270           648

(3) Mr. Burkey terminated his employment with the Company for "good reason" effective January 9, 1998. His termination entitles him to severance compensation payable pursuant to a Change of Control Severance Agreement. See "Change of Control Severance Agreements" herein.

     As previously noted (see "1. Election of Directors -- Background"), Robert
F. Byrnes served as the President and Chief Executive Officer of the Company until December 31, 1996. The Board of Directors created a three-person "Office of the President" composed of Parker H. Petit, Robert F. Byrnes and Donald R. Millard, which performed the duties of President until Mr. Millard's election as President and Chief Executive Officer on October 20, 1997. The members of the Office of the President received no compensation for their services in such capacity. Mr. Millard's compensation for services in all capacities to the Company is set forth above, and amounts paid to Messrs. Petit and Byrnes for their services as directors in 1997 are described under "Compensation of Directors".

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to the Named Executive Officers of the Company during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                            ---------------------------------------------------
                            NUMBER OF                                             POTENTIAL REALIZABLE VALUE
                            SECURITIES                                              AT ASSUMED ANNUAL RATES
                            UNDERLYING      % OF TOTAL    EXERCISE                      OF STOCK PRICE
                             OPTIONS/      OPTIONS/SARS      OR                        APPRECIATION FOR
                               SARS         GRANTED TO      BASE                          OPTION TERM
                             GRANTED       EMPLOYEES IN    PRICE     EXPIRATION   ---------------------------
NAME                           (#)         FISCAL YEAR     ($/SH)       DATE         5%($)         10%($)
----                        ----------     ------------   --------   ----------   -----------   -------------
Donald R. Millard.........   180,000(1)       20.06%      $6.6875    10/20/2007    $757,026      $1,918,476
Frank D. Powers...........   200,000(1)       22.29%       6.6875    10/20/2007     841,140       2,131,640
J. Brent Burkey...........    23,000(2)        2.56%       6.6875    10/20/2007      96,731         245,139
Thornton A. Kuntz, Jr.....    17,250(3)        1.92%       6.6875    10/20/2007      72,548         183,854
Yvonne V. Scoggins........    14,375(3)        1.60%       6.6875    10/20/2007      60,457         153,212

---------------

(1) These options to purchase the Company's Common Stock were granted on October 20, 1997 under the Company's 1996 Stock Incentive Plan (the "1996 Plan"). For each option granted under the 1996 Plan, full vesting shall occur not before two years and not later than four years from April 15, 1997, based on performance vesting thresholds. Per the performance vesting thresholds, fifty percent (50%) of the shares subject to these option grants became exercisable on April 15, 1998. The options each have a term of ten years from the date of grant and are not transferable, otherwise than by will or the laws of descent and distribution. Except as provided in each of the option agreements, the options generally may not be exercised unless employment with the Company or an affiliate or subsidiary continues. Options granted under the plans will expire (i) immediately upon the employee's termination for good cause; (ii) three months after the date of termination for reason other than good cause; (iii) three months after the employee's voluntary termination; (iv) one year after the employee's death or disability; or (v) ten years from the date of the grant, whichever shall occur first. The purchase price of the shares subject to these options may be paid (i) in cash, (ii) through the surrender of previously owned stock of the Company or (iii) in a combination of cash and previously owned stock of the Company. The optionees are obligated to reimburse the Company at the time of any exercises of the options for any taxes required to be withheld by the Company under federal, state or local law as the result of the exercise of the options. Options granted under the 1996 Plan become immediately exercisable as to all shares covered by the option and remain exercisable for the full remaining term of the option (without regard to termination of the option holder's employment) in the event of a "change in control" and certain other "corporate transactions" as defined in the 1996 Plan.
(2) This option to purchase the Company's Common Stock was granted on October 20, 1997, and became fully vested and exercisable on April 1, 1998. The option has a term of ten years from the date of grant and is not transferable, otherwise than by will or the laws of descent and distribution. Except as provided in the option agreement, the option may not be exercised unless employment or consulting services with the Company or an affiliate or subsidiary continues. This option will expire (i) immediately upon the employee's termination for good cause; (ii) three months after the date of termination for reason other than good cause; (iii) three months after the employee's voluntary termination; (iv) one year after the employee's death or disability; or (v) ten years from the date of the grant, whichever shall occur first. The purchase price of the shares subject to this option may be paid (i) in cash, (ii) through the surrender of previously owned stock of the Company, or (iii) in a combination of cash and previously owned stock of the Company. The optionee is obligated to reimburse the Company at the time of any exercises of the option for any taxes required to be withheld by the Company under federal, state or local law as the result of the exercise of the option.
(3) These options to purchase the Company's Common Stock were granted on October 20, 1997. For each option granted, full vesting shall occur not before two years and not later than four years from April 15, 1997, based on performance vesting thresholds. Per the performance vesting thresholds, fifty per-cent (50%) of the shares subject to these options granted became exercisable on April 15, 1998. The options have a term of ten years from the date of grant and are not transferable, otherwise than by will or the laws of descent and distribution. Except as provided in each of the option agreements, the options may not be exercised unless employment with the Company or an affiliate or subsidiary continues. These options will expire
    (i) immediately upon the employee's termination for good cause; (ii) three months after the date of termination for reason other than good cause; (iii) three months after the employee's voluntary termination; (iv) one year after the employee's death or disability; or (v) ten years from the date of the grant, whichever shall occur first. The purchase price of the shares subject to these options may be paid in (i) in cash, (ii) through the surrender of previously owned stock of the Company, or (iii) in a combination of cash and previously owned stock of the Company. The optionees are obligated to reimburse the Company at the time of any exercises of the options for any taxes required to be withheld by the Company under federal, state or local law as the result of the exercise of the options.

STOCK OPTION EXERCISES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options in 1997 and unexercised options held as of the end of the fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                         SHARES                                    OPTIONS AT FISCAL YEAR         THE-MONEY OPTIONS AT
                        ACQUIRED          VALUE REALIZED                   END(#)                 FISCAL YEAR END($)(1)
                       ON EXERCISE   (MARKET PRICE AT EXERCISE   ---------------------------   ---------------------------
NAME                       (#)         LESS EXERCISE PRICE)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   -------------------------   -----------   -------------   -----------   -------------
Donald R. Millard....    15,000              $ 55,393              95,000         200,000       $241,388        $   -0-
Frank D. Powers......       -0-                   -0-              66,000         226,667        145,879            -0-
J. Brent Burkey......    85,000               239,724              10,000          43,000            -0-            -0-
Thornton A. Kuntz,
  Jr.................       -0-                   -0-              25,896          27,250         53,280            -0-
Yvonne V. Scoggins...       -0-                   -0-               4,166          22,709            -0-            -0-

---------------

(1) Based on $5.625, the last sale price of the Company's Common Stock on December 31, 1997.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors who are not employees of the Company ("Non-Employee Directors") receive a fee of $3,000 per quarter, plus $1,000 for each Board meeting attended and $750 for each Committee meeting attended on a day other than a Regular Meeting of the Board, and are reimbursed for any travel expenses incurred. In lieu of the above retainer and meeting fees, Messrs. Petit and Byrnes were each paid a fee of $12,500 per quarter for their services as directors in 1997. In view of Mr. Byrnes' resignation from the Board and the additional responsibilities assumed by Mr. Petit, the Board of Directors increased the fees payable to Mr. Petit in 1998 to $37,500 per quarter. In addition, all Non-Employee Directors are entitled to receive options to purchase Common Stock under the 1996 Directors' Non-Qualified Stock Option Plan. See "Item 3. -- Proposal to Amend the 1996 Directors' Non-Qualified Stock Option Plan."

CHANGE OF CONTROL SEVERANCE AGREEMENTS

     Prior to the Merger, Healthdyne had certain Change of Control Agreements with certain of the Named Executive Officers, the terms of which were assumed by the Company, as follows:

     In February 1988, Healthdyne entered into agreements with Messrs. Millard and Burkey and certain other officers of Healthdyne who did not become officers of the Company, entitling such executive officers to certain benefits upon specified terminations of employment within three years following a "change in control" of Healthdyne. The Merger, as well as several other transactions engaged in by Healthdyne prior to the Merger, constituted a "change in control" under these agreements. Each agreement provided that in the event of a "change in control" of Healthdyne, the executive officer concerned would be entitled to certain benefits upon his subsequent termination of employment during the term of the agreement unless such termination is (i) because of his death, disability or retirement,
(ii) by the Company for cause or (iii) with respect to termination by the executive officer, other than for "good reason." Under these agreements, a number of circumstances entitle the executive officer to treat a good faith termination on his part as being a termination for "good reason." These include an adverse change in the executive officer's compensation, discontinuation of certain benefits, the assignment of duties inconsistent with his status or duties in effect immediately prior to the "change in control," the relocation of the principal executive office to a location outside of Marietta, Georgia, or requiring the executive officer to be based anywhere other than the Company's principal executive office.

     Under the agreements, if an executive officer's employment with the Company terminates following the consummation of a "change in control" other than under the circumstances set forth in clauses (i), (ii) or (iii) of the preceding paragraph, the executive officer will be entitled to receive his full base salary through the date of termination and a lump sum severance payment equal to three times the executive officer's average annual salary and other income derived from Healthdyne or the Company which is reportable for federal tax purposes for the five years ending prior to the date of termination. In addition, such executive officer will be entitled to receive, for a period of three years after the date of termination, all life, disability and health insurance coverage, automobile allowances and other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive officer as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     Healthdyne entered into amended and restated agreements with each of the executive officers mentioned above and a new agreement with Frank D. Powers (collectively, the "Restated Agreements") upon the effective date of the Merger, which superseded the prior agreements described above. The Restated Agreements did not increase the amount of compensation payable upon a "change in control," but acknowledged that the Merger constituted a "change in control," as defined in the Restated Agreements, and extended the term of the Restated Agreements from a term ending in February 1997 to a term ending three years after the Merger. In addition, under the Restated Agreements the executive officer agrees to comply with certain protective covenants not to compete which, for a period of three years following the later of the Merger Date or the effective time of any other "change in control" of the Company that occurs within three years after the Merger Date and during the executive officer's continued employment with the Company, prohibit the executive officer from competing with the Company, or soliciting customers or personnel of the Company. The Restated Agreements otherwise are substantially similar to the change in control agreements previously in effect.

     Mr. Burkey, the former Senior Vice President and General Counsel of the Company, terminated his employment as an employee for "good reason" effective January 9, 1998, and became entitled under his Restated Agreement to receive compensation in the amount of $1,556,244 and to a continuation of fringe benefits for a period of three years.

PENSION PLAN

     The nonqualified defined benefit plan previously maintained by the Company was terminated effective January 1, 1997. The Named Executive Officers who had participated in such plan agreed to forego payments under the nonqualified defined benefit plan in exchange for entering into a split-dollar life insurance arrangement with the Company effective January 1, 1997. See "Item 1. Election of Directors -- Certain Transactions" and Note 1 to the Summary Compensation Table in "Item 1. Election of Directors -- Executive Compensation."

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON CORPORATE COMPENSATION

     Overall Objectives and Approach. Prior to the Merger the levels of compensation of the Named Executive Officers were determined by the respective Compensation Committees and Boards of Directors of the companies (Tokos or Healthdyne) by which such individuals were employed. Although certain adjustments were made to reflect revised responsibilities after the Merger and the consolidation of benefit plans, in 1996 the Company did not undertake an overall review of its compensation programs for executives. In 1997 the Company engaged William M. Mercer, Incorporated ("Mercer"), a recognized consulting firm with a specialty in employee compensation and headquartered in Atlanta, Georgia, to conduct a review of its overall compensation program, including base compensation, incentive compensation and stock option programs and to compare the Named Executive Officers to positions of similar responsibility at other companies both within and outside of the healthcare industry. A report was presented by Mercer to the Compensation Committee in April 1997 and, in part, formed the basis for the Compensation Committee's 1997 compensation recommendations.

     In making its compensation determinations, the Compensation Committee evaluates, on both an absolute and relative basis, a variety of Company financial results (including sales, earnings, return on equity, return on assets and balance sheet strength), market share and competitive position, the potential for future growth, the overall importance of the individual to the organization, the individual and group performance of senior management and compensation levels at comparable companies, especially within the healthcare industry. In formulating its determinations, it recognizes and rewards achievements on an annual basis, while emphasizing the value and importance of sustained long-term performance and recognition of developing trends within the healthcare industry. The Compensation Committee reviews information prepared or compiled by the Company, as well as draws on the business experience of the individual members of the Compensation Committee.

     Cash Compensation. Officers and other employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. The actual base pay level for each officer is based on a combination of experience, performance and other factors that are determined to be important by the Committee. The salary of most officers is generally reviewed annually at the beginning of each year, with the amount of any increases based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. Raises in salaries were granted in 1996 and 1997 based upon the factors described above, as well as promotional increases to Messrs. Millard and Powers to reflect their new responsibilities following their promotions to President and Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively, in October 1997.

     Bonuses for 1997 were paid in 1998 to the Named Executive Officers as well as other key personnel in amounts ranging from 5% to 79% of annual salary under the Company's incentive bonus plan, which plan was based upon a financial formula and the performance of the Company in comparison to its operating budget. A similar bonus program based upon Company achievement as compared to budgeted goals is in effect for 1998.

     Stock Options. On Mercer's recommendation, the Company grants stock options to certain of its management employees, based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. Stock options have been granted at exercise prices equal to the market price on the date of grant and typically become exercisable in one of two ways (either (i) based on the financial performance of the Company or (ii) in three annual installments commencing on the first anniversary of the grant), and expire on the tenth anniversary.

     CEO Compensation. Mr. Millard's compensation was re-evaluated by the Compensation Committee in October 1997 in connection with Mr. Millard's promotion to President and Chief Executive Officer. At that time, the Compensation Committee determined to grant options to Mr. Millard for 180,000 shares of the Company's Common Stock (including an annual grant of options based upon Mr. Millard's previous position as Senior Vice President and Chief Financial Officer), and to increase Mr. Millard's annual salary rate from $222,000 to $235,320 effective for the period from February 1, 1997 through October 31, 1997 and to $310,000 effective November 1, 1997. Mr. Millard was paid a bonus of $243,452 in 1998 based on the Company's performance in 1997.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                 Parker H. Petit (ex-officio non-voting member)
                                Morris S. Weeden
                              Frederick P. Zuspan

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is responsible for executive compensation decisions as described above. During 1997, the Compensation Committee consisted of Morris S. Weeden and Frederick P. Zuspan, with Mr. Parker H. Petit (who is Chairman of the Company's Board of Directors) participating as an ex-officio non-voting member of the Compensation Committee.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the periods in question for the Company, the S&P 500 Index and the S&P Healthcare Composite Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at April 1, 1996 (the first day of the first full month of trading of the Common Stock of the Company), and that all dividends (there were none) were reinvested. The Company's Common Stock commenced trading on March 8, 1996, closing at a price of $8.875 on that date and $8.375 on April 1, 1996.

        Measurement Period          Matria Healthcare,                      S&P HealthCare
      (Fiscal Year Covered)                Inc.           S&P 500 Index        Composite
April 1, 1996                                  100.00              100.00             100.00
1996                                            56.72              116.70             116.23
1997                                            67.17              155.63             167.04

CERTAIN TRANSACTIONS

     Mr. Carl E. Sanders, a director of the Company, is also the Chairman of Troutman Sanders LLP, a law firm based in Atlanta, Georgia, which provided certain legal services to the Company in fiscal year 1997 and is expected to be retained by the Company in the future.

                   2. PROPOSAL TO AMEND THE COMPANY'S BYLAWS

     The Board of Directors has approved and declared advisable and is recommending to the stockholders for their approval and adoption, the resolutions described below that would amend the Company's Bylaws (the "Bylaw Amendments"), to allow for a change in the composition of the Board of Directors and the committees of the Board of Directors of the Company and to eliminate the references in the Bylaws to "Tokos Directors" and "Healthdyne Directors".

     The Board of Directors is seeking stockholder approval of the following resolution in order to effect the Bylaw Amendments:

     RESOLVED, That the Bylaws of the Company are hereby amended as follows:

          (i) That Section 3.14 of the Bylaws (and all references to Section 3.14) be deleted in their entirety;

          (ii) That all references in or requirements of the Bylaws with respect to "HD Directors" and "TM Directors," including, but not limited to, the provisions of Section 3.15 regarding the composition of committees of the Board of Directors be deleted; and

          (iii) That the size of the four committees of the Board established by
     Section 3.15 of the Bylaws be reduced so that each of the Executive Committee and the Compensation Committee shall consist of three (3) members and each of the Audit Committee and the Nominating Committee shall consist of two (2) members.

     Section 3.15 of the Bylaws, as so amended, is attached to this proxy statement as Appendix I.

REASONS FOR THE PROPOSED BYLAW AMENDMENTS

     As previously discussed at "1. Election of Directors -- Background" herein, the Company was formed in order to effectuate the Merger of Healthdyne and Tokos with and into the Company. Pursuant to the Merger Agreement, five of the initial ten members of the Company's Board of Directors (Parker H. Petit, Morris S. Weeden, Frederick P. Zuspan, M.D., Carl E. Sanders and Jackie M. Ward) were designated by Healthdyne and the other five members (Robert F. Byrnes, Gene P. Guselli, Thomas W. Erickson, David L. Goldsmith and Craig T. Davenport) were designated by Tokos.

     Section 3.14 of the Company's Bylaws was structured to require that such a split designation of directors remain in effect for a three-year period commencing at the effective time of the Merger (such period, the "Post-Merger Period"). During the Post-Merger Period, Section 3.14 provides that any vacancy on the Board arising among Parker H. Petit and the other initial members of the Board designated by Healthdyne (or any other individual or individuals selected
(i) as a replacement director for the foregoing individuals or (ii) by the foregoing individuals or their successors) and any nominee selected to fill a director position occupied by any of the foregoing individuals (the "HD Directors") will be filled or selected by a majority vote of the remaining HD Directors, and any vacancy arising among Robert F. Byrnes and the other initial members of the Board designated by Tokos (or any other individual or individuals selected (i) as a replacement director for the foregoing individuals or (ii) by the foregoing individuals or their successors) and any nominee selected to fill a director position occupied by any of the foregoing individuals (the "TM Directors") will be filled or selected by a majority vote of the remaining TM Directors. Section 3.14 further provides that any HD Director or TM Director whose term expires at the 1996, 1997 and 1998 annual meetings of stockholders of the Company shall be automatically nominated to serve an additional three year term expiring at the 1999, 2000 and 2001 annual meetings, as applicable.

     Section 3.15 of the Bylaws establishes the following committees of the Board of Directors: an Executive Committee, consisting of six members; an Audit Committee, consisting of four members; a Compensation Committee, consisting of six members; and a Nominating Committee, consisting of four members.

     Section 3.15 provides for each committee to initially be composed of an equal number of HD Directors and TM Directors, and that for a period of three years following March 8, 1996, any vacancies on a Board committee shall be filled in accordance with Section 3.14, as if Section 3.14 referenced such committee instead of the Company's Board of Directors.

     As previously discussed at "1. Election of Directors -- Background," Robert
F. Byrnes, the former President and Chief Executive Officer of Tokos, served as the President and Chief Executive Officer of the Company until the expiration of his employment agreement on December 31, 1996. At a meeting held on September 30, 1997, the Board of Directors approved a settlement with Mr. Byrnes of certain matters relating to the termination of his employment, including severance payments. At this meeting the Board also voted to reduce the size of the Board from ten to five members, and to reduce the size of the Executive and Compensation Committees from six to three members and the size of the Audit and Nominating Committees from four to two members. At this same meeting, Messrs. Byrnes, Goldsmith, Davenport, Erickson and Busch, constituting all the TM Directors, resigned from the Board and all committees of the Board effective September 30, 1997, without protest in order to accommodate these changes and agreed not to stand for re-election as directors of the Company.

     Since there are no remaining Tokos Directors, it is not possible to comply with the provisions of Section 3.14 of the Bylaws requiring Tokos Directors to fill a certain number of positions on the Company's Board of Directors and its committees.

     At a meeting of the Board of Directors held on October 20, 1997, the size of the Board was increased from five to seven members, and Donald R. Millard and Frank D. Powers were appointed as Class I and Class III directors, respectively.

     The Bylaw Amendments are intended to reflect the foregoing changes to the Company's Board of Directors. Pursuant to the proposed amendments, Section 3.14 will be deleted in its entirety, all references in or requirements of the Bylaws with respect to "HD Directors" and "TM Directors" will be deleted, and the size of the Executive, Compensation, Audit and Nominating Committees of the Board will be reduced.

     Article VII of the Company's Restated Certificate of Incorporation provides, in part, that until three years from March 8, 1996, Sections 3.14 and
3.15 of the Bylaws can only be amended by the affirmative vote of the holders of at least 66 2/3% of the Common Stock of the Company.

     The Board of Directors believes that the Bylaw Amendments are both desirable and appropriate given the significant changes in the Board since the Merger. If the Bylaw Amendments are not approved by the necessary shareholder vote, those sections of the Bylaws pertaining to HD Directors and TM Directors will continue to be treated as not applicable to the composition of the Board of Directors because there are no longer any TM Directors.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
                            AMENDMENTS TO THE BYLAWS

     PROPOSAL TO AMEND THE 1996 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

     On February 6, 1996, the Board of Directors of the Company adopted the 1996 Directors' Non-Qualified Stock Option Plan (the "Director Stock Option Plan" or the "Plan") and the stockholders of the Corporation ratified, adopted and approved the Director Stock Option Plan on March 6, 1996. Options to purchase 15,000 shares of stock under the Director Stock Option Plan were granted to the eligible non-employee directors on March 8, 1996 (the effective date of the Director Stock Option Plan) and 25,000 shares of stock were granted to continuing non-employee directors who were serving as directors of the Company immediately following the first annual meeting of stockholders following the effective date of the Director Stock Option Plan on December 15, 1997).

     On February 24, 1998, the Board of Directors approved an amendment to the Director Stock Option Plan, subject to stockholder approval, to increase the number of shares of Common Stock for which the directors receive annual option grants from 5,000 shares to 10,000 shares. The Board adopted this amendment to ensure that the Company will continue to be able to obtain and maintain the services of knowledgeable and independent directors on the Company's Board of Directors, to provide an additional incentive for such directors to continue to serve on the Board and to give them a greater interest as stockholders in the success of the Company.

     At the Annual Meeting, the stockholders are being requested to consider and approve the foregoing amendment to the Director Stock Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the amendment.

PURPOSE OF THE DIRECTOR STOCK OPTION PLAN

     The purpose of the Director Stock Option Plan is to attract qualified individuals to serve as members of the Board, to provide additional performance incentives to such individuals and to encourage their continued service on the Board.

MAJOR PROVISIONS OF THE DIRECTOR STOCK OPTION PLAN

     The major provisions of the Plan are as follows:

          Eligibility. Each Non-Employee Director is entitled to receive options under the Plan.

          Number of Shares Granted. On the Merger Date, each director who was a Non-Employee Director at the time of the Merger was granted an option to purchase 5,000 shares of Common Stock on the Merger Date. At each annual meeting of stockholders thereafter, each Non-Employee Director who had served as such for at least a year was automatically granted an option to purchase 5,000 shares of Common Stock. As of March 11, 1998, options to purchase 35,000 of the 250,000 shares reserved under the Director Stock Option Plan were outstanding. On May 12, 1998, options to purchase an aggregate of 50,000 shares will be automatically granted under the Director Stock Option Plan. The proposed amendment to the Director Stock Option Plan would increase the number of shares of Common Stock underlying options automatically granted on the date of an annual meeting of stockholders under the Plan to Non-Employee Directors who have served as such for at least a year from 5,000 shares to 10,000 shares.

          Adjustment of Shares. The number of shares available under the Director Stock Option Plan may be adjusted in the event of any stock split, stock dividend, reorganization, merger, consolidation, recapitalization, reincorporation or other similar action. If any stock option terminates or is cancelled for any reason without having been exercised in full, the unissued shares will be available for additional grants of options.

          Option Price. The exercise price per share of each option granted under the Director Stock Option Plan is the fair market value of the Company's Common Stock on the date the option is granted.

          Time and Manner of Exercise. Options granted under the Director Stock Option Plan vest monthly over the 12 months from the date of grant, subject to earlier vesting upon a change in control or corporate transaction. Under the Plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of the Company by any person, or (ii) a change in the composition of the members of the Board over a three year period to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the Plan, a "corporate transaction" consists of approval by the stockholders of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company is the surviving entity in which holders of the Company's voting securities prior to the merger do not own at least 50% of the voting power in the Company after the merger.

          Term of Options. Each option terminates ten years from the date of grant. Options also terminate no later than three months from the date service on the Board is discontinued, except that, in the event of death or disability (as defined in the Plan), the option will terminate no later than 12 months following the date of such death or disability.

          Nontransferability. Options granted under the Director Stock Option Plan are not transferable or assignable by the recipient except for a transfer upon death. During the lifetime of the optionee, the option will be exercisable only by him or her.

          Payment. Payment of the exercise price upon exercise of any option shall be made in cash or check; provided, however, that the Board, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of stock owned by the optionee or with shares of stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option (in each case only to the extent that such an exercise of the option would not result in an accounting compensation charge with respect to the shares used to pay the option price); (ii) by delivery on a form prescribed by the Company of an irrevocable direction to a securities broker approved by the Company to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security and redemption provisions as the Board in its discretion determines appropriate or (iv) in any combination of the foregoing. Any stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

          Termination and Changes to the Director Stock Option Plan. The Board of Directors may suspend, terminate or amend the Director Stock Option Plan from time to time in any manner; provided that no such action without the approval of the stockholders of the Company may increase the number of shares subject to the Director Stock Option Plan (except as contemplated by the express terms of the Director Stock Option Plan) or any option previously granted, extend the maximum period during which options may be exercised or materially increase the benefits of the Director Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTOR STOCK OPTION PLAN

     An optionee generally recognizes no taxable income as the result of the grant of an option, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an option, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

     Upon a sale of shares acquired pursuant to the exercise of an option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months.

MARKET PRICE OF THE COMMON STOCK

     The closing price of the Common Stock as reported on the Nasdaq National Market was $6.25 per share on March 11, 1998. As of such date, the aggregate market value of the shares of Common Stock reserved for issuance under the Director Stock Option Plan was $1,562,500.

PLAN BENEFITS

     Set forth below are the number of options granted under the Plan as of March 11, 1998, to certain specified groups of individuals:

                                                               NUMBER
                     NAME AND POSITION                        OF UNITS
                     -----------------                        --------
Donald R. Millard, President and Chief Executive Officer....      -0-
Frank D. Powers, Executive Vice President and Chief
  Operating Officer.........................................      -0-
J. Brent Burkey, Senior Vice President, General Counsel and
  Secretary.................................................      -0-
Thornton A. Kuntz, Jr., Vice President -- Administration....      -0-
Yvonne V. Scoggins, Vice President and Chief Accounting
  Officer...................................................      -0-
All current Executive Officers as a Group...................      -0-
Non-Executive Director Group................................   35,000
Non-Executive Officer Employee Group........................      -0-

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE
        AMENDMENT TO THE 1996 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1998. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate stockholder questions.

                  SHAREHOLDER PROPOSALS AT THE COMPANY'S NEXT
                         ANNUAL MEETING OF SHAREHOLDERS

     Stockholders of the Company who intend to submit proposals to the Company's 1999 Annual Meeting of Stockholders must submit such proposals to the Company no later than December 16, 1998, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Stockholder proposals should be submitted to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention:
Secretary.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filling requirements of the Act in all instances with the exception of late filings with respect to the reporting of two transactions relating to (i) the purchase of common stock by Frank D. Powers (ii) the disposition of common stock by Parker H. Petit by transfer to an Exchange Fund.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1997, including financial statements and schedules, to any record or beneficial owner of its Common Stock as of March 27, 1998 upon written or oral request of such person. Requests for such copies should be directed to:

                                          Matria Healthcare, Inc.
                                          1850 Parkway Place
                                          Marietta, Georgia 30067
                                          Attention: Corporate Secretary
                                          (770) 767-4500

     If the person requesting the Form 10-K was not a stockholder of record on March 27, 1998, the request must include a representation that such person was a beneficial owner of the Common Stock on that date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s).

                                    GENERAL

     Management does not know of any other business to come before the 1998 Annual Meeting. If, however, other matters do properly come before the 1998 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement.

                                          Roberta L. McCaw
                                          Assistant Secretary

April 8, 1998

                                   APPENDIX I

     Section 3.14 Initial Committees.  The Corporation shall initially have four
(4) committees of the Board of Directors of the Corporation which committees shall consist of an executive committee (the "Executive Committee"), an audit committee (the "Audit Committee"), a compensation and stock option committee (the "Compensation Committee") and a nominating committee (the "Nominating Committee").

     (a) The Executive Committee shall consist of three (3) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Executive Committee shall: resolve any differences, disagreements or issues presented to the Executive Committee for consideration by the "Transition Committee" (as hereinafter defined); act in the absence of the full Board of Directors of the Corporation as deemed necessary and appropriate and as permitted by applicable law; keep the full Board of Directors of the Corporation apprised of Executive Committee activities and decisions; and conduct detailed review and evaluation of the annual budget prior to submission to the full Board of Directors of the Corporation.

     (b) The Audit Committee shall consist of two (2) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Audit Committee shall: recommend outside accountants for approval by the full Board of Directors and the stockholders of the Corporation; meet with the Corporation's outside auditors and the Corporation's Chief Financial Officer and their respective staffs to review and evaluate accounting and control systems, issues and related matters; meet independently with the Corporation's auditors and Chief Financial Officer to discuss the accuracy and integrity of the Corporation's financial reporting, management information and control systems, and any other appropriate issues; and address any other matters which are appropriate for the Audit Committee's review or involvement. The Audit Committee shall meet no less frequently than twice per year, with special meetings to be called at the direction of the Chairman of the Board, President/CEO, Chief Financial Officer, outside auditors, any member of the Audit Committee or any member of the Corporation's Board of Directors.

     (c) The Compensation Committee shall consist of three (3) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Compensation Committee shall: review and approve salaries for all corporate officers; review and approve all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs; review and approve management succession planning; conduct special competitive compensation studies and retain compensation consultants as deemed necessary and appropriate; and recommend appropriate programs and actions on any of the above matters to the full Board of Directors of the Corporation for their review and approval. The Compensation Committee shall meet no less frequently than twice per year, with special meetings to be called at the direction of the Chairman of the Board, President/CEO or any member of the Compensation Committee.

     (d) The Nominating Committee shall consist of two (2) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Nominating Committee shall: identify, screen and recommend candidates for appointment to the Board of Directors of the Corporation for consideration by the full Board of Directors of the Corporation and by the stockholders of the Corporation; and establish compensation and retirement policies for members of the Board of Directors of the Corporation. The Nominating Committee shall meet no less frequently than once per year, with special meetings to be called at the direction of any member of the Nominating Committee.

     (e) Each of the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee may act only by affirmative vote of a majority of the authorized number of members of such committee.

                                                                           ANNEX

                            MATRIA HEALTHCARE, INC.
                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 12, 1998

   The undersigned hereby appoints Donald R. Millard and Roberta L. McCaw, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth below, all shares of Common Stock of Matria Healthcare, Inc. held of record by the undersigned on March 27, 1998 at the 1998 Annual Meeting of Stockholders to be held at 1850 Parkway Place, Suite 320, Marietta, Georgia, at 10:30 a.m. on Tuesday, May 12, 1998 and any adjournments thereof.

1. Election of Class III Directors             [ ] FOR all nominees listed below (except as
                                                  written to the contrary below)

1. Election of Class III Directors              [ ] WITHHOLD AUTHORITY to vote for all
                                                   nominees listed below

   Parker H. Petit, Frank D. Powers and Morris S. Weeden.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to amend the Company's Bylaws to allow for a change in the composition of the Board of Directors and the committees thereof.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. Proposal to amend the Company's 1996 Directors' Non-Qualified Stock Option Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (Continued on Reverse Side)

                          (Continued from other side)

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

           PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.
                                                If stock is held in the name of
                                                two or more persons, all must
                                                sign. When signing as attorney,
                                                as executor, administrator
                                                trustee, or guardian, please
                                                give full title as such. If a
                                                corporation, please sign in full
                                                corporate name by President or
                                                other authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                Dated:                    , 1998
                                                      --------------------

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if Held Jointly

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.